UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
July 6, 2006
ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Alabama	333-42057	58-2358943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Dauphin Street Mobile, Alabama	36606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 6, 2006, EnergySouth, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with John S. Davis, President and Chief Executive Officer of the Company, confirming that, effective August 1, 2006, Mr. Davis will step down as President and Chief Executive Officer of the Company. As of that date, C.S. “Dean” Liollio will become the new President and Chief Executive Officer of the Company. Mr. Davis will remain with the Company as Vice Chairman and an advisor to Mr. Liollio and the Board of Directors of the Company through June 30, 2007. The Letter Agreement provides for Mr. Davis to continue to be compensated at his present level and to receive his present benefits through June 30, 2007. Also, the Letter Agreement provides that all outstanding but unvested options held by Mr. Davis will vest upon his retirement on July 1, 2007. Effective July 1, 2007, Mr. Davis will retire from all positions with the Company. A copy of the Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 99.1
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     John S. Davis, President and Chief Executive Officer of the Company, will retire from such offices effective August 1, 2006. Mr. Davis will also retire from the Board of Directors of the Company upon the expiration of his present term at the annual meeting of the shareholders in January of 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Letter Agreement, dated July 6, 2006, between EnergySouth, Inc. and John S. Davis
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.

Date: July 7, 2006	By:	/s/ G. Edgar Downing, Jr.

G. Edgar Downing, Jr. Secretary

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